FIFTH AMENDMENT
                                 ---------------


     FIFTH AMENDMENT (this "Amendment"), dated as of March 25, 1997, among SERVICE MERCHANDISE COMPANY, INC. (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of June 8, 1994 and amended by the First Amendment thereto dated as of April 13, 1995, the Second Amendment thereto dated May 23, 1996, the Third Amendment thereto dated as of September 16, 1996 and the Fourth Amendment thereto dated as of January 15, 1997 (as so amended, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. (a) On the Fifth Amendment Effective Date (as defined hereinbelow), the Credit Agreement shall be amended to read as set forth in Exhibit A hereto (as so amended, the "Amended Credit Agreement"), with the same effect as if each of the parties hereto had executed and delivered to the Administrative Agent a counterpart of the Amended Credit Agreement.

        (b) Notwithstanding anything herein to the contrary, this Amendment shall terminate and be of no force and effect if the Fifth Amendment Effective Date shall not have occurred on or prior to March 31, 1997.

     2. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event


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of Default  exists on the Fifth  Amendment  Effective Date both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Amended Credit Agreement shall be true and correct in all material respects as of the Fifth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

     3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

     5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     6. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

     7. From and after the Fifth Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:
-------


7100 Service Merchandise Drive      SERVICE MERCHANDISE
Brentwood, TN 37027                   COMPANY, INC.
Attn:  Thomas L. Garrett, Jr.

Telephone: (615) 660-6000           By /s/ Wade Smith
Telecopy:  (615) 660-3667             --------------------------
                                      Title: Vice President
                                             and Assistant Treasurer


270 Park Avenue                     THE CHASE MANHATTAN BANK
10th Floor                            Individually, and as
New York, NY 10017                    Administrative Agent
Attn:  William P. Rindfuss

Telephone: (212) 270-4565           By _________________________
Telecopy:  (212) 270-1474             Title:

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:


7100 Service Merchandise Drive      SERVICE MERCHANDISE
Brentwood, TN 37027                   COMPANY, INC.
Attn:  Thomas L. Garrett, Jr.

Telephone: (615) 660-6000           By__________________________
Telecopy:  (615) 660-3667             Title:


270 Park Avenue                     THE CHASE MANHATTAN BANK
10th Floor                            Individually, and as
New York, NY 10017                    Administrative Agent
Attn:  William P. Rindfuss

Telephone: (212) 270-4565           By /s/ William P. Rindfuss
Telecopy:  (212) 270-1474             --------------------------
                                      Title: William P. Rindfuss
                                             Vice President

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277 Park Avenue                     ARAB BANKING CORPORATION
32nd Floor
New York, NY 10172
Attn:  Louise Bilbro

Telephone: (212) 583-4758           By /s/ Louise Bilbro
Telecopy:  (212) 583-0921             --------------------------
                                      Title: Louise Bilbro
                                             Vice President


100 Federal Street, 01-09-05        THE FIRST NATIONAL BANK OF
Boston, MA 02110                     BOSTON
Attn:  Peter L. Griswold

Telephone: (617) 434-8312           By__________________________
Telecopy:  (617) 434-6685             Title:


700 Louisiana                       THE BANK OF MONTREAL
Suite 4400
Houston, TX 77002
Attn:  Tom McGraw

Telephone: (713) 546-9781           By__________________________
Telecopy:  (713) 223-5551             Title:


One Wall Street                     THE BANK OF NEW YORK
New York, NY 10286
Attn:  Paula DiPonzio

Telephone: (212) 635-7867           By /s/ Paula DiPonzio
Telecopy:  (212) 635-1483             --------------------------
                                      Title: Vice President



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1251 Avenue of the Americas         THE BANK OF TOKYO-
12th Floor                           MITSUBISHI, LTD.
New York, NY 10020
Attn:  Paul P. Malecki

Telephone: (212) 782-4343           By /s/ Paul P. Malecki
Telecopy:  (212) 782-4981             --------------------------
                                      Title: PAUL P. MALECKI
                                             Vice President


1251 Avenue of the Americas         THE BANK OF TOKYO-
12th Floor                           MITSUBISHI TRUST COMPANY
New York, NY 10020
Attn:  Paul P. Malecki

Telephone: (212) 782-4343           By /s/ Paul P. Malecki
Telecopy:  (212) 782-4981             --------------------------
                                      Title: PAUL P. MALECKI
                                             Vice President


787 7th Avenue                      BANQUE PARIBAS
32nd Floor
New York, NY 10019
Attn:  Mary Finnegan

Telephone: (212) 841-2551           By /s/ Mary T. Finnegan
Telecopy:  (212) 841-2333             --------------------------
                                      Title: Mary T. Finnegan
                                             Group Vice President


                                    By /s/ Robert G. Carino
                                      --------------------------
                                      Title: Robert G. Carino
                                             Vice President



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425 Lexington Avenue                CIBC Inc.
8th Floor
New York, NY 10017
Attn:  Christopher Kleczkowski

Telephone: (212) 856-3560           By /s/ Christopher P. Kleczkowski
Telecopy: (212) 856-3991              --------------------------
                                      Title: Director, CIBC Wood Gundy
                                             Securities Corp., AS AGENT

75 Wall Street                      DRESDNER BANK AG,
25th Floor                            NEW YORK BRANCH
New York, NY 10005
Attn:  Anthony Berti

Telephone: (212) 429-2247           By__________________________
Telecopy:  (212) 429-2781             Title:


                                    By__________________________
                                      Title:

Marquis One Tower                   THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303
Attn:  David Hart

Telephone: (404) 215-3314           By /s/ Toshihiro Mitsui
Telecopy:  (404) 653-2119             --------------------------
                                      Title: Vice-President and Manager


Two World Trade Center              THE HOKKAIDO TAKUSHOKU
99th Floor                           BANK, LTD.
New York, NY 10048
Attn:  Scott D. Winston

Telephone: (212) 912-6914           By /s/ Kathleen M. Sweeney
Telecopy:  (212) 466-6079             --------------------------
                                      Title: SVP and Manager

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1251 Avenue of the Americas         THE INDUSTRIAL BANK OF JAPAN,
New York, NY 10020                   LIMITED - NEW YORK BRANCH
Attn:  James Welch

Telephone: (212) 282-3690           By /s/ Takuya Honjo
Telecopy:  (212) 282-4250             --------------------------
                                      Title: TAKUYA HONJO
                                             SENIOR VICE PRESIDENT


165 Broadway                        LTCB TRUST COMPANY
New York, NY 10006
Attn: Edna Astuto

Telephone: (212) 335-4560           By /s/ John J. Sullivan
Telecopy:  (212) 608-2371             --------------------------
                                      Title: Executive Vice President

140 Broadway                        HSBC AMERICAS, INC.
5th Floor
New York, NY 10005
Attn: Gina Sidorsky

Telephone: (212) 658-2750           By /s/ J.B. Lyons
Telecopy:  (212) 658-2586             --------------------------
                                      Title: SENIOR VICE PRESIDENT


500 West Jefferson St.              PNC BANK, KENTUCKY, INC.
Louisville, Kentucky 40202
Attn:  Ralph Phillips

Telephone: (502) 581-4543           By /s/ Ralph M. Bowman
Telecopy:  (502) 581-2302             --------------------------
                                      Title: Vice President


520 Madison Avenue                  THE MITSUBISHI TRUST AND
25th Floor                           BANKING CORPORATION
New York, NY 10022
Attn:  Susan LeFevre

Telephone: (212) 891-8454           By /s/ Patricia Loret de Mola
Telecopy:  (212) 644-6825             --------------------------
                                      Title: Senior Vice President


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One NationsBank Plaza               NATIONSBANK, N.A.
5th Floor
Nashville, TN 37239-1697
Attn:  Kimberly Dupuy

Telephone: (615) 749-3174           By__________________________
Telecopy:  (615) 749-4640             Title:


245 Park Avenue                     THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn:  Barry Fein

Telephone: (212) 984-1261           By /s/ Barry S. Fein
Telecopy:  (212) 490-3895             --------------------------
                                      Title: Assistant Vice President


Marquis One Tower                   THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303
Attn:  Chad Zimmerman

Telephone: (404) 521-3111           By /s/ Hiroyasu Imanishi
Telecopy:  (404) 521-1133             --------------------------
                                      Title: HIROYASU IMANISHI
                                             V.P. & SENIOR MANAGER


Georgia Pacific Center              THE SUMITOMO BANK, LIMITED
133 Peachtree Street, N.E.
Suite 3210
Atlanta, GA 30303
Attn:  Thomas Lawson

Telephone: (404) 526-8513           By /s/ Masayuki Fukushima
Telecopy:  (404) 521-1187             --------------------------
                                      Title: JOINT GENERAL MANAGER
                                             MASAYUKI FUKUSHIMA


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55 East 52nd Street                 THE TOKAI BANK, LTD.
New York, NY 10055                   NEW YORK BRANCH
Attn:  Haruyo Niki

Telephone: (212) 339-1123           By__________________________
Telecopy:  (212) 832-1428             Title:


One Detroit Center                  COMERICA BANK
500 Woodward Avenue, MC 3280
Detroit, MI 48226
Attn:  Kristine L. Andersen

Telephone: (313) 222-3648           By /s/ Kristine L. Andersen
Telecopy:  (313) 222-3330             --------------------------
                                      Title: Kristine L. Andersen,
                                             Account Officer


640 5th Avenue                      BANK OF IRELAND, CAYMAN
2nd Floor                            ISLAND BRANCH
New York, NY 10019
Attn:  Roger Burns

Telephone: (212) 397-1712           By /s/ Roger Burns
Telecopy:  (212) 586-7752             --------------------------
                                      Title: Vice President


1211 Avenue of the Americas         WESTDEUTSCHE LANDESBANK
23rd Floor                           GIROZENTRALE, NEW YORK AND
New York, NY 10036                   CAYMAN ISLAND BRANCHES
Attn:  Alan Bookspan

Telephone: (212) 852-6023           By__________________________
Telecopy:  (212) 852-6307             Title:


                                    By__________________________
                                      Title:

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1 Parkview Plaza                    VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, IL 60181           PRIME RATE INCOME TRUST
Attn:  Jeffrey W. Maillet

Telephone: (630) 684-6436           By /s/ Jeffrey W. Maillet
Telecopy:  (630) 684-6740             --------------------------
                                      Title: JEFFREY W. MAILLET
                                             Sr. Vice Pres. - Portfolio Mgr.

285 Peachtree Center Ave., N.E.     THE YASUDA TRUST AND
Suite 2104                           BANKING COMPANY, LTD.
Atlanta, GA 30303
Attn:  Sanjay Sinha

Telephone: (404) 584-8230           By /s/ Morikazu Kimura
Telecopy:  (404) 584-7816             --------------------------
                                      Title: MORIKAZU KIMURA
                                             CHIEF REPRESENTATIVE

One Ravinia Drive                   ABN AMRO BANK N.V.,
Suite 1200                           ATLANTA AGENCY
Atlanta, GA 30346-2103
Attn:  Linda Davis

Telephone: (770) 396-0066           By /s/ Steven L. Hipsman
Telecopy:  (770) 395-9188             --------------------------
                                      Title: VICE PRESIDENT


                                    By /s/ Larry K. Kelley
                                      --------------------------
                                      Title: GROUP VICE PRESIDENT